UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Agreement.

Sixth Supplemental Indenture for 8.75% Senior Notes due 2018

On November 10, 2011, MarkWest Energy Partners, L.P. (the “Partnership”) announced that it had accepted for purchase and payment (the “Initial Settlement”) approximately 76% of the outstanding $334.2 million aggregate principal amount of its 8.75% Senior Notes due 2018 (CUSIP No. 570506AH8) (the “Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on November 9, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on October 25, 2011.  In addition, on November 10, 2011, payment for the Notes pursuant to the Initial Settlement was made.  The tender offer for the Notes will expire on November 25, 2011, unless extended by the Partnership in its sole discretion. Assuming no additional Notes are tendered for repurchase prior to the expiration of the tender offer,  the Partnership will record a pre-tax loss on redemption of debt of approximately $36 million, which consists of approximately $32 million for the payment of the related tender premiums and third-party expenses and approximately $4 million for the non-cash write off of the unamortized discount and deferred finance costs.

On November 10, 2011, following receipt of the requisite consents of the holders of the Notes, the Partnership entered into the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), by and among the Partnership, its wholly-owned subsidiary MarkWest Energy Finance Corporation (“Finance Corp.”), certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, to the Indenture, dated as of April 15, 2008, by and among the Partnership, Finance Corp., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as amended.  The Sixth Supplemental Indenture eliminates most of the restrictive covenants and certain default provisions respecting the Notes.  The Sixth Supplemental Indenture became operative upon the purchase by the Partnership of a majority of the outstanding Notes pursuant to its tender offer and consent solicitation.

A copy of the Sixth Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.  The description of the Sixth Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

ITEM 7.01.    Regulation FD Disclosure

On November 10, 2011, the Partnership issued a press release, which announced the receipt of the requisite consents with respect to its tender offer and consent solicitation for its Notes. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.    Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibit
4.1

Sixth Supplemental Indenture, dated as of November 10, 2011, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

99.1	Press release dated November 10, 2011, announcing the receipt of the requisite consents with respect to its tender offer and consent solicitation for its Notes.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: November 15, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer